EXHIBIT 10.2

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated November 30, 2011 is entered into by and between GFN Mobile Storage, Inc., a Delaware corporation ("GFNMS"), and Pac-Van, Inc., an Indiana corporation ("Pac-Van").

WHEREAS, the Boards of Directors of Pac-Van and GFNMS have resolved that Pac-Van and GFNMS be merged, pursuant to Indiana Business Corporation Law (“IBCL”), into a single corporation existing under the laws of the State of Indiana, pursuant to which Pac-Van shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation").

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants herein contained, the parties hereto hereby agree in accordance with the IBCL that Pac-Van and GFNMS shall be, at the Effective Date (as hereinafter defined), merged (the "Merger") into a single corporation existing under the laws of the State of Indiana, pursuant to which Pac-Van shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms, and conditions relating to the Merger and the mode of carrying the same into effect.

ARTICLE 1

The Merger

1.1 The Merger.  Upon the terms and subject to the conditions of this Agreement and in accordance with the IBCL, at the Effective Date, Pac-Van and GFNMS shall consummate the Merger and all rights, privileges, immunities, powers, duties, debts and liabilities of GFNMS shall become the obligations, duties, debts and liabilities of the Surviving Corporation.

1.2 Stockholder Approval.  This Agreement shall be submitted to the stockholders of each of Pac-Van and GFNMS for their adoption and approval.

1.3 Filing of Articles of Merger; Effective Date.  Unless this Agreement has been terminated or abandoned as permitted by the provisions hereof, then, once the requisite stockholder approval has been obtained for each of Pac-Van and GFNMS, Articles of Merger shall be filed and recorded in accordance with the IBCL and the Merger shall become effective on the date of such filing (the "Effective Date").

1.4 Certain Effects of Merger.  On the Effective Date, the separate existence of GFNMS shall cease, and GFNMS shall be merged into Pac-Van which, as the Surviving Corporation, shall possess all the rights, privileges and powers, of GFNMS and all property, real, personal, and mixed, and all debts due to GFNMS and all other things and causes of action belonging to GFNMS shall be vested in the Surviving Corporation; and shall thereafter be the property of the Surviving Corporation as they were of GFNMS, and the title to any real property vested by deed or otherwise, under the laws of Indiana, in GFNMS, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of GFNMS shall be preserved unimpaired, and all debts, liabilities, and duties of GFNMS shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.  At any time, or from time to time, after the Effective Date, the last acting authorized officers of GFNMS or the corresponding officers of the Surviving Corporation, may, in the name of GFNMS, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all GFNMS’ property, rights, privileges and powers, and otherwise to carry out the purpose of this Agreement.

ARTICLE 2

Representations and Warranties

2.1 As a material inducement to Pac-Van to enter into this Agreement and to consummate the transactions contemplated hereby, GFNMS hereby represents and warrants to Pac-Van that:

2.1.1 GFNMS Assets.  Immediately prior to the Effective Time, GFNMS will have good, valid and marketable title to, or a good, valid and marketable leasehold interest in, the assets used by it, located on its premises or disclosed on the its most recent balance sheet as previously delivered to Pac-Van or acquired thereafter prior to the Effective Time, free and clear of all liens, which constitute all of GFNMS’ assets (collectively, the "GFNMS Assets"), such GFNMS Assets as set forth on Schedule 2.1.1.  GFNMS owns, has a valid leasehold interest in, or has a valid license to use, all of the GFNMS Assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted by it, and such GFNMS Assets, taken as a whole, constitute all of the Assets necessary for the operation of the business of GFNMS as presently conducted.

2.1.2 Organization; Qualification.  GFNMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate all of its properties and GFNMS Assets and carry on its business as it is currently being conducted. GFNMS is duly qualified to do business and is in good standing as a foreign entity in those jurisdictions in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to have a Material Adverse Effect on GFNMS or the Surviving Corporation.  As used in this Agreement, "Material Adverse Effect," with respect to GFNMS, means a material adverse effect on the business, properties, GFNMS Assets, operations, condition (financial or otherwise) of such entity taken as a whole, or on the authority or ability of GFNMS, to perform its obligations under this Agreement. Complete and correct copies of the certificate of incorporation and by-laws of GFNMS as currently in effect have been delivered to Pac-Van.  GFNMS has not assumed by merger, contract, assignment or assumption any liability of any other person.

2.1.3 Authorization.  GFNMS has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to fully effectuate the terms and conditions of this Agreement and to perform and consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by GFNMS have been duly and validly authorized by all requisite action on the part of GFNMS, including by the board of directors of GFNMS and all of the stockholders and no other proceedings on the part of GFNMS are necessary with respect thereto.  This Agreement has been duly and validly executed and delivered by GFNMS and, assuming the due authorization, execution and delivery of this Agreement by Pac-Van, constitutes a valid and legally binding obligation of GFNMS, enforceable against GFNMS in accordance with its terms and conditions.

2.1.4 Consents and Approvals.  Except for the filing of the Articles of Merger with the Secretary of State of the State of Indiana, GFNMS is not required to obtain any material permit, make any filing with, provide any notice to, or obtain the consent of any governmental authority or any other person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.1.5 Capitalization.  As of the date hereof and as of immediately prior to the Effective Date, the authorized issued and outstanding capital stock of GFNMS is as set forth in Schedule 2.1.5 attached hereto. All of the outstanding capital stock of GFNMS is held beneficially and of record by the stockholder set forth on Schedule 2.1.5 free and clear of any liens.  Such outstanding capital stock has been duly authorized and all such shares have been validly issued and are fully paid, non-assessable and free and clear of any liens and have been issued and transferred free and clear of any preemptive or similar rights.  Except as set forth on Schedule 2.1.5, GFNMS does not have any outstanding (i) capital stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (ii) any stock appreciation rights or phantom stock or similar plans or rights.  There are no (i) outstanding obligations of GFNMS (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock or (ii) voting trusts, proxies or other agreements among its stockholders with respect to the voting or transfer of any of GFNMS’ securities.

2.1.6 No Violations.  GFNMS’ execution and delivery of this Agreement and performance by GFNMS of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of incorporation or by-laws of GFNMS, (b) conflict with, result in a breach of, constitute a default under (whether with or without the passage of time, the giving of notice or both), accelerate the performance required by, result in the creation of any lien upon any of its properties or the GFNMS Assets, or create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under or adversely affect the rights or obligations of Surviving Corporation under, any contract or permit to which GFNMS is a party or by which any of its properties or the GFNMS Assets are bound, or (c) violate any law or order currently in effect to which GFNMS is subject.

2.1.7 No Brokers or Finders.  GFNMS has not, and its affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder’s fee or commissions or similar payment in connection with the Merger.

2.2 As a material inducement to GFNMS to enter into this Agreement and to consummate the transactions contemplated hereby, Pac-Van hereby represents and warrants to GFNMS that:

2.2.1 Organization; Qualification.  Pac-Van is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with full corporate power and authority to own all of its properties and assets and carry on its business as it is currently being conducted.

2.2.2 Authorization.  Pac-Van has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to fully effectuate the terms and conditions of this Agreement and to perform and consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Pac-Van have been duly and validly authorized by all requisite action on the part of Pac-Van, including by the board of directors of Pac-Van and all of the stockholders and no other proceedings on the part of Pac-Van are necessary with respect thereto.  This Agreement has been duly and validly executed and delivered by Pac-Van and, assuming the due authorization, execution and delivery of this Agreement by GFNMS, constitutes a valid and legally binding obligation of Pac-Van, enforceable against Pac-Van in accordance with its terms and conditions.

2.2.3 Consents and Approvals.  Except for the filing of the Articles of Merger with the Secretary of State of the State of Indiana, Pac-Van is not required to obtain any material permit, make any filing with, provide any notice to, or obtain the consent of any governmental authority or any other person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.2.4 No Violations.  Pac-Van’s execution and delivery of this Agreement and performance by Pac-Van of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the articles of incorporation or by-laws of Pac-Van, (b) conflict with, result in a breach of, constitute a default under (whether with or without the passage of time, the giving of notice or both), accelerate the performance required by, result in the creation of any lien upon any of its properties or assets, or create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under or adversely affect the rights or obligations of Surviving Corporation under, any contract or permit to which Pac-Van is a party or by which any of its properties or assets are bound, or (c) violate any law or order currently in effect to which Pac-Van is subject.

ARTICLE 3

Name of Surviving Corporation; Articles of Incorporation; By-Laws

3.1 Name of Surviving Corporation.  The name of the Surviving Corporation from and after the Effective Date shall be Pac-Van, Inc.

3.2 Articles of Incorporation; By-laws.  The Articles of Incorporation of Pac-Van as in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Articles of Incorporation of the Surviving Corporation until changed or amended as provided by law.  The by-laws of Pac-Van as in effect immediately prior to the Effective Date shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

3.3 Directors and Officers of the Surviving Corporation.  The individuals serving as members of the Board of Directors and officers of Pac-Van as of immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation.

ARTICLE 4

Conversion of Securities

4.1 Conversion of Preferred Stock and Common Stock.  Each share of preferred stock and common stock of Pac-Van issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into and become one (1) validly issued, fully paid and nonassessable share of preferred stock, [$0.001] par value per share, of the Surviving Corporation and one (1) validly issued, fully paid and nonassessable share of common stock, [$0.001] par value per share, of the Surviving Corporation, respectively, in accordance with the Surviving Corporation’s Articles of Incorporation. Each share of preferred stock and common stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist.

ARTICLE 5

Miscellaneous

5.1 Termination.  This Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger if the Board of Directors of Pac-Van or GFNMS duly adopt a resolution abandoning this Agreement.

5.2 Notices.

5.2.1 All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Pac-Van, to:

Pac-Van, Inc.
Attn: Theodore M. Mourouzis
9155 Harrison Park Court
Indianapolis, IN 46216-2108

If to GFNMS, to:

GFN Mobile Storage Inc.
Attn: Ronald F. Valenta, Director
39 East Union Street
Pasadena, CA 91103

5.2.2 Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

5.3 Entire Agreement.  This Agreement, together with the documents referred to herein constitute the entire agreement and understanding among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto pertaining to the subject matter hereof.

5.4 Amendments and Waivers.  This Agreement may not be amended or any provision of this Agreement waived except by an instrument in writing signed on behalf of each of the parties hereto.  No waiver by any party of any default, breach or misrepresentation under this Agreement will be deemed to extend to any prior or subsequent default, breach or misrepresentation or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such party under or by reason of this Agreement.

5.5 Counterparts.  This Agreement may be executed in several counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document file (pdf) format, shall be effective as delivery of a manually executed counterpart to this Agreement.

5.6 Governing Law. This Agreement is governed by the law of the State of Indiana, without giving effect to the conflicts of laws provisions.

5.7 Binding Effect.  This Agreement is binding upon and inures to the benefit of the parties and their respective heirs, successors and permitted assigns.

5.8 Assignment.  This Agreement and all rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Pac-Van or GFNMS without the prior written consent of the other party.  Any attempted assignment in violation of this Section 5.8 shall be void ab initio.

IN WITNESS WHEREOF, this Agreement has been executed by Pac-Van and GFNMS, all on the date first above written.

PAC-VAN, INC.

By:  /s/ THEODORE M. MOUROUZIS
Name:  Theodore M. Mourouzis
Title:    President

GFN MOBILE STORAGE INC.

By:  /s/ RONALD F. VALENTA
Name:  Ronald F. Valenta
Title:    Director